As filed with the Securities and Exchange Commission on November 24, 2009
Registration No. 333-161941

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO THE FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ecochild Inc.
_________________________________________
 (Exact name of Registrant as specified in its charter)

NEVADA	5140	Pending
(State or other	Standard Industrial	IRS Employer
jurisdiction of	Classification	Identification
incorporation or	Number
organization)

Galina Birca
Chief Executive Officer
40 Warren Street, 3rd Floor
Charlestown, MA 02129
Tel: (617) 886-5154
Fax: (617) 886-5105
___________________________________
(Name, Address and Telephone Number
Of Principal Executive Offices and
Agent for Service)

With copies to:

Karen Batcher, Esq.
Synergen Law Group
744 Otay Lakes Road, #143
Chula Vista, CA
Tel:  (619) 475-7882
Fax:  (619) 512-5184
_________________________________________________________________________________________

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Large Accelerated Filer ☐ Accelerated Filer ☐    Non-Accelerated Filer ☐ Smaller reporting Company  ☒ (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
__________________________________________________________________________________________
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)

Common stock	3,625,000	$0.008	$29,000	$1.62
__________________________________________________________________________________________

(1) Based on the last sales price on July 31, 2008 in private placement transactions. Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in private placement transactions.  The selling shareholders may sell shares of our common stock at a fixed price of $0.008 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.008 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.008.  A market maker must file an application on our behalf with the Financial Industry Regulatory Authority (“FINRA”) in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.
(2) Estimated solely for the purpose of calculating the registration   fee in accordance with Rule 457 under the Securities Act.
_________________________________________________________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
_________________________________________________________________________________________

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2009

PROSPECTUS
Ecochild Inc.
3,625,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON BEGINNING ON PAGE 2

The  information in this  prospectus is not complete and may be changed.  We may not sell these securities until the registration  statement  filed  with the Securities and Exchange Commission is effective. This prospectus is not an offer to  sell  these  securities  and it is not  soliciting  an  offer  to buy  these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.008 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors in private placement transactions. Our common stock is not quoted on any public market and, although we intend to apply to have our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such application and our common stock may never trade in any market. .  A market maker must file an application on our behalf with FINRA in order to make a market for our common stock.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or  disapproved  of these  securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The Date Of This Prospectus Is: November 24, 2009

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.

Prospective investors are urged to read this prospectus in its entirety.

OUR COMPANY

Ecochild Inc. was formed as a corporation pursuant to the laws of the State of Nevada on December 18, 2007. Our plan is to build a diverse portfolio of organic, health and wellness grocery products manufactured by small and mid size North American manufacturers and sell them to the European market through a network of local and national distributors.  Our product lines and brands will include: organic products, functional/fortified products, foods for specific intolerances and dietary needs food products.

To date, we have entered into a Brokerage Agreement with Segomo Limited, (“Segomo”, Broker), a food broker with offices in Birmingham, U.K., specializing in product distribution, marketing and advertising in several European countries, whereby we appointed and granted a non-exclusive and non-assignable right to re-sell the products supplied by Ecochild. Our gross revenue for the period from inception to July 31, 2009 was $9,850. Our cumulative loss since inception is $7,953.

We are a development stage company and have limited active business operations and no significant assets. We have limited revenues and have incurred losses since our inception on December 18, 2007. The Company to date has funded its initial operations through the issuance of 9,625,000 shares of capital stock for the net proceeds of $35,000 and revenue from sales of $9,850. Due to the uncertainty of our ability to generate sufficient revenues from our operating activities and/or to obtain the necessary financing to meet our obligations and repay our  liabilities arising from normal business operations when they come due, in their report on our financial statements for the period from inception (December 18, 2007) to October 31, 2008, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In the next twelve months we expect, subject to financing, to spend approximately $12,000 on professional services, $10,000 on inventory, and $8,000 on general and administrative expenses. Total expenditures, over the next 12 months are therefore expected to be in the range of $30,000.

To date, our cash flow requirements have been primarily met by equity financings. Management expects to keep operating costs to a minimum until cash is available through financing or operating activities.  Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. If we are unable to generate sufficient profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company's operations. For these reasons, our independent registered auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Our principal offices are located at 40 Warren Street, 3rd Floor, Charlestown, Massachusetts. Our telephone number is (617)886-5154.

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 37.66% of the outstanding shares of our common stock.

Securities Being Offered:	Up to 3,625,000 shares of common stock.

Offering Price:
The  selling  shareholders will sell our shares at $0.008 per share until our shares are quoted on the OTC Bulletin  Board, and thereafter at  prevailing market  prices  or  privately  negotiated  prices. There  is  no  guarantee  that  our shares will be quoted for trading on the OTC  Bulletin  Board. We determined  this  offering  price  based  upon the price  of  the  last  sale  of our common stock to investors in private placement transactions.

Terms of the Offering:	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering:
The offering will conclude when all of the 3,625,000 shares of common stock have been sold or we, in  our sole  discretion, decide  to terminate the registration of  the  shares. We may decide to  terminate  the registration if it is no longer necessary  due  to  the  operation  of  the resale provisions of Rule 144.

Securities Issued
And to be Issued:	9,625,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY FINANCIAL DATA

The following selected financial data have been derived from the Company’s financial statements which have been audited and reviewed by Ronald R. Chadwick, P.C., an independent registered public accounting firm, as of and for the period ended October 31, 2008 (audited), and for the nine-month period ended July 31, 2009 (reviewed) and the related statements of operations, stockholders’ equity and cash flows for the period ended October 31, 2008, and nine-month period ended July 31, 2009. The summary financial data as of October 31, 2008, and July 31, 2009 are derived from our audited and reviewed financial statements, which are included elsewhere in this prospectus. The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

Balance Sheet	October 31, 2008	July 31, 2009
	(Audited)	(Unaudited)

Cash	$344	$34,312
Total Assets	$344	$37,662
Liabilities	$2,567	$10,615
Total Stockholders' Equity	$(2,223)	$27,047

	Statement of Operations	Statement of Operations
	From December 18, 2007 (Inception)	Nine Months Ended
	Through October 31, 2008	July 31, 2009
	(Audited)	(Unaudited)

Net Sales	$-	$9,850
Net Loss	$(2,223)	$(5,730)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE HAVE INCURRED OPERATING LOSSES SINCE INCEPTION AND WE MAY NEVER BECOME PROFITABLE.

We expect to incur significant increasing operating losses for the foreseeable future, primarily due to the expansion of our operations. The negative cash flow from operations is expected to continue for the foreseeable future. Our ability to earn a profit depends upon our ability to grow our sales to achieve a meaningful market share, and to re-sell the product lines on a consistent and cost effective basis. We cannot give any assurance that we will ever earn a profit from the sale of our product lines.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In his report dated September 3, 2009, our independent registered auditor, Ronald R. Chadwick, P.C. stated that our financial statements for the fiscal year ended October 31, 2008, were prepared assuming that we would continue as a going concern. However, he also expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses suffered from operations and a working capital deficiency. We continue to experience operating losses. We can give no assurance as to our ability to raise sufficient capital or our ability to continue as a going concern.

WE WILL NEED ADDITIONAL CAPITAL TO CONTINUE OPERATING OUR BUSINESS, AND WE HAVE NO COMMITMENTS TO PROVIDE THAT CAPITAL.

Our business plan calls for ongoing expenses in connection with the re-sale of food product lines. As of July 31, 2009, we have generated $9,850 in revenue from operations. Therefore we will be dependent upon additional capital in the form of either debt or equity to continue our operations. At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. We cannot give any assurances that we will be able to arrange enough investment within the time the investment is required or that if it is arranged, that it will be on favorable terms.

If we cannot get the needed capital, we may not be able to become profitable and may have to curtail or cease our operations. The most likely source of future funds presently available to us is through the sale of additional shares of common stock.

WE MAY BE UNABLE TO MANAGE OUR GROWTH OR IMPLEMENT OUR EXPANSION STRATEGY.

We may not be able to expand our product offerings, our client base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we cannot successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

BECAUSE WE WILL BE SELLING FOOD PRODUCTS, WE MAY FACE THE RISK OF EXPOSURE TO PRODUCT LIABILITY CLAIMS.

Ecochild, like any other re-seller of food products, faces the risk of exposure to product liability claims in the event that the use of products re-sold by it causes injury or illness.  With respect to product liability claims, the Company will seek contractual indemnification and insurance coverage from parties supplying its products,  but this  indemnification or  insurance  coverage is limited, as a practical  matter,  to the  creditworthiness  of the indemnifying party and the policy  limits of any insurance  provided by  suppliers.  If Ecochild will not have adequate insurance or contractual indemnification available, product liability relating to defective products could materially reduce its net income and earnings per share.

OUR BUSINESS MAY BE ADVERSLY AFFECTED BY GOVERNMENTAL RESTRICTIONS AND REGULATIONS

Our international activities are subject to regulation in each country in which we intend to sell or distribute our products.  In markets outside the United States, before commencing operations or marketing our products, we may be required to obtain approvals, licenses or certifications from a country’s ministry of health or comparable agency.   We must also comply with product labeling and packaging regulations that vary from country to country.  Furthermore, the regulations of these countries may conflict with those in the United States and with each other, sometimes causing higher costs and expenses, changes in product labeling, and delay.  We cannot assure you that we will not have to make such changes or revisions in the future, which could have a material adverse effect on our results of operations and financial condition. In countries in which we do not have direct relationships with retailers, independent distributors generally have responsibility for compliance with applicable foreign laws and regulations.  These distributors are independent contractors over whom we will have limited or no control.

FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS MAY ADVERSELY AFFECT OUR BUSINESS.

Since we intend to market and sell our products in many different countries, changes in exchange rates can adversely affect our cash flows and results of operations. Furthermore, reported sales and purchases made in non-U.S. currencies, when translated into U.S. dollars for financial reporting purposes, fluctuate due to exchange rate movement. Due to the number of currencies involved, the variability of currency exposures and the potential volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations on future sales and operating results.

OUR COMPETITIVE POSITION AND FUTURE PROSPECTS DEPEND ON OUR SENIOR MANAGERS.

Our ability to implement our business strategy is dependent to a large degree on the services, knowledge and experience in food and beverage distribution of our senior management team, Galina Birca and Vladimir Enachi. Moreover, competition for personnel with relevant expertise in the international food distribution industry is intense due to the small number of qualified individuals and, as a result, we due to the start up nature of our business and limited resources may not be able to attract qualified replacement personnel in case of departure of our senior management. We are not insured against the detrimental effects to our business resulting from the loss or dismissal of our key personnel.

The loss or decline in the services of members of our senior management team or an inability to attract, retain and motivate qualified key personnel would have a material adverse effect on implementation of our business plan, financial condition and results of operations.

WE FACE STRONG COMPETITION FROM LARGER AND BETTER-CAPITALIZED COMPANIES.

Competition in the food distribution industry is intense.  The Company’s primary competitors are multinational food distributors (such as Unilever, Kraft Foods, Inc., Nestle, etc.), national food distributors, and regional food distributors. The principal competitive factors include product price, quality and assortment of product lines, schedules and reliability of delivery, and the range and quality of customer services. Our competitors are well established and significantly better funded than us. If we cannot successfully compete, our marketing and sales will suffer and we may not ever be profitable. Due to limited financing, and fierce competition from multinational food distributors we may not be able to generate revenues and will have to cease operations.

BECAUSE WE HAVE NO LONG-TERM CONTRACTS WITH SUPPLIERS AND DO NOT CONTROL THE ACTUAL PRODUCTION OF THE PRODUCTS WE RE-SELL, WE MAY BE UNABLE TO MAINTAIN ADEQUATE INVENTORY OF THE PRODUCTS.

Ecochild intends to obtain all of its food products from third-party suppliers.  The company does not plan to have long-term contracts with its suppliers committing them to provide products to it. Although the Company’s purchasing volume should provide  leverage  when dealing  with  suppliers,  suppliers  may not provide the  food  products and supplies Ecochild needs in the quantities it requests.  Because the Company does not control the actual production of the products it re-sells, the Company is also subject to delays caused by interruption in production based on conditions outside its control. These conditions include job actions or strikes by employees of  suppliers,  weather,  crop  conditions,  transportation interruptions  and  natural  disasters  or other  catastrophic  events.  The Company’s inability to obtain adequate supplies of its food products, as a result of any of the foregoing factors or otherwise, could mean that Ecochild could not fulfill its obligations to customers, and customers may turn to other wholesalers or distributors.

WE ARE IN A LOW MARGIN BUSINESS AND ITS PROFITABILITY MAY BE NEGATIVELY IMPACTED BY FOOD PRICE DEFLATION AND OTHER FACTORS.

The food distribution and wholesale industry is characterized by relatively high inventory turnover with relatively low profit margins. The Company intends to make a significant portion of its sales at prices that are based on the cost of products it re-sells plus a percentage markup. As a result, the Company’s profit levels may be negatively impacted during periods of food price deflation, even though its gross profit percentage may remain relatively constant. The food marketing and distribution industry is sensitive to international, national and regional economic conditions. The Company’s operating results may be adversely affected by other factors, including difficulties with the collectability of accounts receivable, inventory control, competitive price pressures, severe weather conditions and unexpected increases in fuel or other transportation-related costs. Therefore the Company can provide no assurance that one or more of these factors will not adversely affect its future operating results.

BECAUSE OUR DIRECTORS OWN 62.33% OF OUR OUTSTANDING STOCK, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our directors, own approximately 62.33% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.

The interests of these individuals may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with our annual report on Form 10-K for our fiscal period ending October 31, 2009, we will be required to prepare assessments regarding internal controls over financial reporting and beginning with our annual report on Form 10-K for our fiscal period ending October 31, 2009, furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management’s assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future. Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

RISKS RELATED TO OUR STOCK

THERE IS NO PUBLIC (TRADING) MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE OR DEALERS’ NETWORK; THEREFORE, OUR INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

Our common stock is not quoted on any exchange or any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results;
•	changes in general economic conditions and in the specialty organic food industry;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;
•	loss of a major customer, partner or joint venture participant; and
•	the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

IF OUR COMMON STOCK IS ACCEPTED FOR QUOTATION ON THE OTC BULLETIN BOARD, THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES. THE SECURITIES AND EXCHANGE COMMISSION HAS ADOPTED RULE 3A51-1 WHICH ESTABLISHES THE DEFINITION OF A “PENNY STOCK,” FOR THE PURPOSES RELEVANT TO US, AS ANY EQUITY SECURITY THAT HAS A MARKET PRICE OF LESS THAN $5.00 PER SHARE OR WITH AN EXERCISE PRICE OF LESS THAN $5.00 PER SHARE, SUBJECT TO CERTAIN EXCEPTIONS. FOR ANY TRANSACTION INVOLVING A PENNY STOCK, UNLESS EXEMPT, RULE 15G-9 REQUIRE:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

•
Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

WE EXPECT THE MARKET PRICE FOR OUR COMMON SHARES WILL BE PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

We expect the market for our common shares will be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price will be attributable to a number of factors.

First, as noted above, our common shares will be sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behaviour of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

THE SELLING STOCKHOLDERS MAY SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

The selling stockholders may sell in the public market up to 3,625,000 shares of common stock being registered in this offering. That means that up to 3,625,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of the Company and the non-registered shareholders will continue to be subject to the provisions of various insider trading and rule 144 regulations. Consequently, if shareholders are selling shares pursuant to the prospectus underlying this registration statement, it may be more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all as public market sales by our shareholder may deflate the market price of our stock.

THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES.

In many circumstances the issuance of securities for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the debt raised will be used to grow the Company. Such an event could place further downward pressure on the price of common stock.

If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION, THEREBY DIVERTING OUR RESOURCES THAT MAY HAVE A MATERIAL EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

As discussed in the preceding risk factors, we expect the market for our common shares will be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

YOU COULD BE DILUTED FROM OUR FUTURE ISSUANCE OF CAPITAL STOCK AND DERIVATIVE SECURITIES.

As of July 31, 2009, and  November 24, 2009,  we had 9,625,000 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in the food industry, (d) our future financing plans and (e) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Plan of Operation” and “Description of Our Business and Properties,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.  We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 3,625,000 of our 9,625,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.008 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. We determined this offering price, based upon the price of the last sale of our common stock to investors in private placement transactions.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

In April through July of 2009, we issued 3,625,000 shares of common stock to 29 non-U.S. investors at $0.008 per share in a private placement raising an aggregate of $29,000 cash. We have completed the first tranche of this private placement on April 18, 2009 whereby we sold 875,000 shares of our common stock to seven individuals for total proceeds of $7,000. On July 31, 2009, we have completed the second tranche of this private placement whereby we sold 2,750,000 shares of our common stock to twenty two individuals for total proceeds of $22,000.

The selling shareholders named in this prospectus are offering all of the 3,625,000 shares of common stock offered through this prospectus.  These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 31, 2009.  No selling shareholders are broker-dealers or affiliates of broker-dealers.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3.  the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

		TOTAL NUMBER
		OF SHARES TO	TOTAL SHARES	PERCENT
		BE OFFERED FOR	OWNED UPON	OWNED UPON
NAME OF	SHARES OWNED	SELLING	COMPLETION	COMPLETION
SELLING	PRIOR TO THIS	SHAREHOLDERS	OF THIS	OF THIS
STOCKHOLDER	OFFERING	ACCOUNT	OFFERING	OFFERING

Vera Bulbas	125,000	125,000	Nil	Nil
Viorica Barbaneagra	125,000	125,000	Nil	Nil
Maria Bectoras	125,000	125,000	Nil	Nil
Maria Burenta	125,000	125,000	Nil	Nil
Mihai Cosciug	125,000	125,000	Nil	Nil
Diana Donici	125,000	125,000	Nil	Nil
Lucia Gaiduc	125,000	125,000	Nil	Nil
Silvia Glodeanu	125,000	125,000	Nil	Nil
Nicolae Lapteacru	125,000	125,000	Nil	Nil
Lilia Livadaru	125,000	125,000	Nil	Nil
Raisa Melnic	125,000	125,000	Nil	Nil
Evghenia Morosanu	125,000	125,000	Nil	Nil
Raisa Munteanu	125,000	125,000	Nil	Nil
Maria Nanu	125,000	125,000	Nil	Nil
Maria Negara	125,000	125,000	Nil	Nil
Natalia Negura	125,000	125,000	Nil	Nil

		TOTAL NUMBER
		OF SHARES TO	TOTAL SHARES	PERCENT
		BE OFFERED FOR	OWNED UPON	OWNED UPON
NAME OF	SHARES OWNED	SELLING	COMPLETION	COMPLETION
SELLING	PRIOR TO THIS	SHAREHOLDERS	OF THIS	OF THIS
STOCKHOLDER	OFFERING	ACCOUNT	OFFERING	OFFERING

Sofia Novac	125,000	125,000	Nil	Nil
Vera Pavel	125,000	125,000	Nil	Nil
Liliana Plugaru	125,000	125,000	Nil	Nil
Raisa Puscasu	125,000	125,000	Nil	Nil
Ivan Rotari	125,000	125,000	Nil	Nil
Ana Saitan	125,000	125,000	Nil	Nil
Tatiana Samotchi	125,000	125,000	Nil	Nil
Larisa Schirca	125,000	125,000	Nil	Nil
Alexandru Soltoianu	125,000	125,000	Nil	Nil
Nina Suceveanu	125,000	125,000	Nil	Nil
Lidia Ticu	125,000	125,000	Nil	Nil
Elena Tugui	125,000	125,000	Nil	Nil
Nadejda Ungureanu	125,000	125,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,625,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1)  has had a material relationship with us other than as a shareholder at any time within the past three years;
    (2)  has ever been one of our officers or directors; or
    (3)  is a broker-dealer or affiliate of a broker dealer.

PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we intend to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market marker and there is no assurance that we will be able to do so. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for a quotation on our behalf in order to make a market for our common stock.

There is currently no market for our stock and we cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop. A public market for our stock may not be sustained, even if developed.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

–	The selling shareholders will sell their shares at $0.008 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

–	The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

–	The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.

Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services.  Brokers or dealers may agree with the selling shareholders  to sell a  specified  number of shares at a  stipulated  price per share  and,  to the  extent  such  broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfil the respective  broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter,  they must  comply  with  applicable  law and may,  among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered,   such copies of this   prospectus,   as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

–	with bid and offer quotations for the penny stock;
–	the compensation of the broker-dealer and its salesperson in the transaction;
–	the number of shares to which such bid and ask prices apply, or other comparable information relating
–	to the depth and liquidity of the market for such stock; and
–	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.
 These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Disclosure Regarding Forward Looking Statements

This registration statement contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” and similar expressions. All of the forward-looking statements contained in this registration statement are based on estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market and other factors. Although we believe such estimates and assumptions are reasonable, they are inherently uncertain and involve risks and uncertainties. In addition, management’s assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this registration statement are not guarantees of future performance and we cannot assure you that such statements will be realized. In all likelihood, actual results will differ from those contemplated by such forward-looking statements as a result of a variety of factors, including those factors discussed in “Risk Factors”. We will update these forward-looking statements only as required by law. However, we do not undertake any other responsibility to update any forward-looking statements.

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements included herein.

BUSINESS MODEL

We were formed on December 18, 2007. Our plan is to build a diverse portfolio of organic, health and wellness grocery products manufactured by small and mid size North American manufacturers and sell them to the European market through a network of local and national distributors.  Our product lines and brands will include: organic products, functional/fortified products, foods for specific intolerances, dietary needs food products.

Our goal is to uniquely position ourselves as a supplier of North American, “Made in USA” niche grocery products consisting of:

–	All natural and organic products-certified organic, natural foods
–
Functional foods - products which have health-promoting properties over and beyond their nutritional value. Examples of such foods are foods containing antioxidants, dietary fibre, prebiotics and probiotics, lipids and soy.

–	Food intolerance products such as gluten free/wheat/yeast-free products
–	Dietary needs products - low-fat, low-calorie, low-sodium, high-protein, high-fibre
–	Specialty/gourmet products with accent on “Made in USA” brands.

We intend to build a network of distributors and brokers who already operate on their respective local market by entering into distributor/broker agreements.  We will negotiate our fees and mark-ups on a case by case basis with local distributors who have already built working relationships with local grocery chains and independent operators as well as distributors specializing in the food service channel.

PLAN OF OPERATIONS

Short term goal ( twelve months)

The two key elements of our short term plan are to create our initial portfolio of products we want to sell to the European market and test sales performance of these products. Our plan of operation for the next twelve months will focus on these key elements and on establishing our company’s structure and logistics. We plan to achieve the targeted goals by completing the following stages of our plan of operations:

Phase I – Creating Product Portfolio

We plan to create a portfolio of grocery products by sourcing them through industry trade shows, directly contacting North American manufacturers, searching through food industry publications, ads and referrals. Once we have established the portfolio of products we will be planning to introduce to the European Market, we will ship samples of each product to our UK-based partner Segomo Limited for testing on the local market. We will then evaluate the consumer response to the new products and will refine our portfolio based on this evaluation. We may add or delete some of the products from our portfolio in the future. We plan to complete the Phase I of our plan within six months from the date of this Prospectus.

Phase II – Obtaining Necessary Licenses and Complying with EU Regulations

All of our non-U.S. based operations will be subject to local and national regulations, some of which are similar to those applicable to our U.S. operations. For example, in the EU, requirements apply to labelling, packaging, food content, pricing, marketing and advertising and related areas. Our partner Segomo Limited, as an importer, will oversee the area of compliance with customs and import regulations and advise our company on steps to be taken in order to comply with all applicable rules and regulations. If it will be necessary we will seek professional advice from EU based firms specializing in international trade.

The European Union is a supranational union of 27 European Member States. It was established under that name in 1992 by the Treaty on European Union (also known as the Maastricht Treaty). A key activity of the EU is the establishment and administration of a common single market, consisting of a customs union, a common trade policy, the single currency, a common agricultural policy, and a common fisheries policy.

The customs union is a free trade zone with a common external tariff: as the EU is a group of Member States forming a customs union, it has introduced such a tariff system. The same customs duties, quotas, preferences or other non-tariff barriers to trade apply to all goods entering the area, regardless of which Member State within the area they are entering.

Pursuant to its exclusive competence, the Community has developed a broad array of legislative instruments (regulations and trade agreements) in the trade sphere.

The European Community Common Customs Tariff (CCT)

The most visible element of EU trade policy is the Common Customs Tariff. Here, products imported into the EU are distinguished at the 8-digit level of the Combined Nomenclature (CN) which lists the duty rates applicable to each product. The customs authorities in all 27 Member States are obliged to impose the CCT on imports. Member States charge a common tariff on goods from outside the EU. Thereafter, those goods can circulate freely within the rest of the EU without any liability to pay further customs duties when they move from one Member State to another. However, the goods might be subject to other local charges in a Member State such as excise duty and VAT.

In addition to tariffs, the EU has traditionally made significant use of various non-tariff measures to restrict imports (although WTO rules have enforced a stricter discipline in their use, and some have already been phased out). Non-tariff barriers include quantitative restrictions but they also include regulatory barriers. Specific examples of the former include import quotas, voluntary export restraints and licensing, while examples of the latter include prohibitions for health and safety reasons. Anti-dumping, anti-subsidy and safeguard measures are another important form of trade instruments that lead to restrictions on trade and generally affect the whole Community.

Import Quotas

The Import Quotas system allows the import of limited amounts of goods at a rate of duty lower than would otherwise apply. Quotas apply to certain goods from particular countries - so they are very specific. The amount can be expressed in units of quantity, value, volume, or weight and the period during which the quota is available can be limited. The duties covered can be customs duty, agricultural levies or other charges related to the Common Agricultural Policy.

A quota is put in place by the EU. Once an individual quota has been used up, then no further imports at the reduced rate of duty under that quota can be made. Imports at the full rate of duty (or agricultural levy) can still take place. Quotas are given a Tariff Quota Order Number (TQON), 6 digits in length.

In addition to paying Common Customs Tariff on our portfolio products we may be involved in Import Quotas. The “TQ” shown in the first column of the Tariff following the commodity code provides clarification as to whether a quota is applicable. If TQ is shown, we will need to check the additional information given at the back of the specific Tariff Chapter for that commodity code. If our products are listed we will bid for a share of the Quota. When a quota is open, anyone within the EC can request a share. This is usually done at the time of import when the TQON is declared on the import declaration. We will not know immediately if our claim has been successful - all the 'claims' received throughout the EC are collated and apportioned by the European Commission.

As the EC control quotas, it is quite feasible for a quota not to open on the date shown, or for a quota to become available before its details appear in the Tariff. When quota levels are low, the European Commission will issue a notice of Quota Critical. Further “claims” to the TQON have to be backed by a security taken against the import for the full rate of duty - in case no allocation is allowed. We can put in a claim after our import has taken place - however if the quota has closed in the meantime, our back-dated claim will not be successful.

UK Charter Standards are to repay any duty overpaid (or held as security pending the outcome of importer claim to a quota), within 30 working days. This is not always possible as it is dependant upon the Commission processing all the quota claims and issuing the results.

Our claim could be:

▪	allowed in full – so the whole of our consignment benefits from a lower rate of duty;
▪	partially allowed – so only a set amount of our consignment can benefit from a lower duty rate; or
▪	refused - so our whole consignment will have duty at the higher rate.

If our claim will not be successful we will incur additional costs, which may adversely affect our profitability and may force us to consider replacing the existing portfolio products with products which do not have the Import Quotas, partially reduce or completely curtail our overseas operations.

Import Licences

The majority of goods can be imported into the United Kingdom, and therefore into the EU, without the need to apply for an import licence. Currently Import Licensing Branch (“ILB”) issues import licences for a small number of goods, such as, certain textiles from Belarus, North Korea and Uzbekistan, iron & steel, firearms and ammunition, anti-personnel mines and torture equipment. ILB publicises its restrictions by issuing Notices to Importers.

We believe that we are not required to obtain the import licence with our future portfolio of products. Nevertheless we will obtain professional advise on the import licence requirements once we finalize our product portfolio.

Import Regulations in the Food and Drink Sector

Many products in the food and drink sector, imported from outside the EU, require a Common Agricultural Policy (CAP) licence. The import of food and drink from third countries (outside the EU) is highly regulated to ensure that health rules in place within the EU are met by imports. Areas include:

•	live animals and animal products
•	plants
•	fruit and vegetables
•	organic produce

Other controls apply to the import of food and drink. Imported consignments transported in wooden packaging may also need a phytosanitary certificate. As well as the specific requirements that apply to some products, all food which is intended for human consumption must meet the general food safety requirements of European Union (EU) law. Under EC Regulation 178/2002 these requirements are that food must not be unsafe, i.e.:

•	injurious to health
•	unfit for human consumption

Apart from the general provisions of EC Regulation 178/2002, the specific legislation applying to imported food will depend on whether the food is of animal origin or not:

•       food containing animal products includes meat, meat pies, salami, poultry, fish, eggs, milk, dairy products, honey.
•       food that has no animal content includes fruit, vegetables, cereals, certain bakery products, herbs, spices, mineral water, fruit juices.

We will obtain professional advise on the CAP licence requirements once we finalize our product portfolio. We will be continuously working on the compliance with EU regulations and requirements as long as we continue our overseas operations.

Phase III –Organizing Logistics

Once we finalize our product portfolio and determine import requirements into the UK and EU we plan to find and establish our relationship with a freight forwarding company. We will be looking for an established international freight forwarding operator which has its own division in the USA. Our search will concentrate on the shipper’s ability to provide the following services:

•	Speedy customs clearance at point of entry.
•	Low freight rates and U.K. handling charges at destination.
•	Seamless door to door service from pick up at shipment point through to delivery to U.K. client's premises.
•	Accurate customs entry work, avoiding prohibitive duty rates.
•	Consultancy on all customs related matters ie. import licensing regulations, quota requirements, duty drawback, transhipments etc.

In addition we will be looking for a shipper who has its own dedicated sea-freight inbound full container load (FCL) and groupage services (LCL), or air-freight consolidation services. Due to the start-up nature of our business we do not expect to ship our products in full container load during the next twelve months of our operations. We will be utilizing the option of shipping our products through a company who ships “less than container” loads on favorable terms.

Phase IV – Finalizing Workforce

We plan to hire additional personnel, based on the activity level of our operations and product delivery requirements. In addition, to achieve our plans for future growth we will need to recruit, hire, train and retain other highly qualified sales and managerial personnel.

Competition for qualified employees is intense, and if we cannot attract, retain and motivate these additional employees their absence could have a materially adverse effect on our business, financial condition or results of operations. All future hiring will be subject to financing and sufficient cash flow from operations.

Long term goal ( five years)

There are three key elements of our long term plan:

a)	Expansion of our portfolio of products by diversifying our offerings with innovative new product line extensions, complementary products, and other gourmet food and beverage items.
b)	Introduction of new product categories including non food items such as natural and organic remedies, personal care products, etc.
c)	Expansion of sales territories by increasing number of distributors and developing new distribution channels.

RESULTS OF OPERATIONS

From Inception on December 18, 2007, to July 31, 2009

During the period from our inception on December 18, 2007 to July 31, 2009, we hired consultants in areas of bookkeeping and accounting. We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements. Subsequent to July 31, 2009, we entered into a Brokerage Agreement with Segomo Limited, (“Segomo”, Broker), a food broker specializing in product distribution, marketing and advertising in several European  countries, whereby we appointed and granted a non-exclusive and non-assignable right to re-sell the products supplied by Ecochild. Our gross revenue from sales of organic teas in North America for the period from inception to July 31, 2009 was $9,850. These sales were not attributed to the Brokerage Agreement with Segomo Limited, which was signed on September 1, 2009. Our cumulative loss since inception is $7,953.  Our operating expenses from December 18, 2007 to July 31, 2009 totalling $14,503 consists of accounting and audit fees of $1,000; general and administrative expenses of 2,124; management fees of $1,000; organization costs of $775; office rent of $1,913, and travel expenses of $4,191.

We have reserved the domain name www.ecochildstore.com in anticipation of future expansion to include other brands in our brand development portfolio. From inception on December 18, 2007 to July 31, 2009, we have sold 6,000,000 shares of common stock at $0.001 per share to our directors for $6,000. In addition we have sold 3,625,000 shares of common stock at $0.008 per share for total proceeds of $29,000 during the same period.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2009, our total current assets were $37,312 comprising of cash of $34,312 and prepaid expenses of $3,000. At July 31, 2009, our total liabilities were $10,615 for a total working capital of $26,697. We expect to incur substantial losses over the next two years.

Historically, we have funded our operations through financing activities consisting primarily of private placements of equity securities with existing shareholders and outside investors and revenue from sales. During the period from inception to July 31, 2009, proceeds of $35,000 were received from the sale of securities in connection with various private placements.

Due to the “start up” nature of our business, we expect to incur losses as it expands.  To date, our cash flow requirements have been primarily met by debt and equity financings.  Management believes that we will have sufficient cash flow to meet our capital requirements for at least the next twelve months. Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

Off-Balance Sheet Items

We currently do not have any off-balance sheet items.

Critical Accounting Policies

Our discussion and analysis or plan of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates, including those related to income taxes and contingencies.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies reflect its more significant estimates and assumptions used in the preparation of its financial statements.

Revenue Recognition

The Company is in the development stage and has yet to realize material revenues from operations.  Once Ecochild has commenced full operations, it will recognize revenue when the sale and/or distribution of food products is complete, risk of loss and title to the food products have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by its customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.  Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons.  These incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the periods.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the nine months ended July 31, 2009, and year ended October 31, 2008.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).  Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  Ecochild establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

At October 31, 2008 the Company had a net operating loss carryforward of approximately $2,200 which begins to expire in 2029. The deferred tax asset of approximately $440 created by the net operating loss has been offset by a 100% valuation allowance. The change in the valuation allowance in 2008 was $440.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended October 31, 2008, and for the period ended July 31, 2009.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

Background

We were incorporated pursuant to the laws of Nevada on December 18, 2007, for the purpose of sale, and marketing of specialty food products produced and developed by North American companies to foreign markets.

On September 1, 2009, we have entered into a Brokerage Agreement with Segomo Limited, a food broker specializing in product distribution, marketing and advertising in European countries, whereby we appointed and granted Segomo Limited a non-exclusive and non-assignable right to re-sell the products supplied by Ecochild. Our management, with assistance of its business contacts in Europe, has selected Segomo Limited, a UK-based company, based on the following criteria:

–	Specialization and experience of the brokerage firm;
–	Geographical location;
–	The country’s infrastructure and communications;
–	The country’s banking system; and
–	The country’s official language.

Segomo Limited is a food broker specializing in sales and distribution of specialty food items to local markets. Our management believes that we will achieve our goal of testing the market with assistance of Segomo. Segomo Limited  is located in the United Kingdom (UK), which is part of the European Union. The largest island, Great Britain, is linked to France by the Channel Tunnel. This location provides more options for freight forwarding operations by the sea or by air. London Heathrow Airport is one of the largest and busiest airports in Europe. It has developed cargo shipping facilities and serves as an entry point not only for the UK, but also for the EU.  The UK is a major European centre for international business and commerce with English as its official language. It will facilitate our overseas operations.

The material terms of the agreement are as follows:

Minimum payment. A guaranteed minimum payment of $300.00 a month is to be made during the first year of this agreement. At the end of said 12 months, broker shall not be paid this minimum payment.

Compensation. Ecochild will pay a commission of 5%.  All commissions shall be calculated on Gross Invoice Sales, less cash and promotional discounts and shall be payable on or about the 15th of the month following the month invoice payments are received.  Marketing support programs such as Free Fills, Demo’s, Ads, Trade Shows should not be taken from commission.  VCR’s (Vendor Credit Recaps) including spoils, damage and reclamation will only be deducted at 5% of the total from commission payments.

Term. Either party may terminate this agreement by giving the other party 60 days of payment after termination - from forward planning. If we decide to terminate the agreement on a certain date we will be liable for the payment of the commission of 5% which will be calculated on the projected sales for the next 60 days from the date of termination. Termination notice must be in writing of termination.

INDUSTRY OVERVIEW

European Market

Our management believes that the European market for organic and natural food & drink is one of the largest and most developed in the world. Modern day organic farming originates from the continent and consumer demand for organic foods is established.

The European market is characterised by a large number of producers and distributors, creating a highly competitive landscape. Indeed, stiff competition has led to a number of high-profile market exits in recent years. As consumers becoming increasingly sophisticated in their consumer behaviour towards organic foods, companies are focusing on supply chain management to ensure traceability from farm to fork. Continuous supply is also a major concern with a number of European companies investing in developing countries to lock-in supply of organic products.

In our management’s opinion the European market for healthy, organic and specialty foods growth continues to be driven by sales of larger pack sizes for sharing, but also by consumer uptake of healthier products. Factors such as no trans fats, low fat, low calorie, low cholesterol, low sugar, wholegrain, low sodium, and vitamins and minerals have all increased in importance, as much publicity and debate are focused on the link between `junk' foods and obesity, with its associated health risks.

The UK market continues to show some interest from consumers as more organic and natural products appear on supermarket shelves. A number of catering and food service companies in the UK are also offering organic foods.

The company’s management believes that the Italian, German and French markets are the next most important in Europe. Other important markets are in Switzerland, Austria, Sweden and the Netherlands. There is a small market for organic foods in central and Eastern Europe (CEE). Demand for organic products is growing in countries such as the Czech Republic and Hungary, especially in the country’s capitals.

Since Western Europe, in company’s management opinion, accounts for most revenues in the European organic food industry, Ecochild will mostly focus on this region.

Sales Channels

We plan to introduce our products through one of the three main sales channels described below, in particular, through specialty retailers. The company’s management believes that we may be successful with introduction of North American brands not readily available in these specialized stores. Once we establish ourselves in the specialty retailer market, we plan to expand our distribution through mass retailers.

There is no guarantee that Ecochild will be successful in penetrating the EU market with its portfolio of products, or that it will be able to successfully expand its operations through any of the three main sales channels described below.

Sales channels in specialty food categories

Specialty retailers

Specialty retailers generally compete with larger mass supermarkets and offer a larger assortment of organic, functional and other specialty foods.  Specialty retailers are educating consumers about regionally produced organic products and are sometimes offering home delivery services and a more personal shopping experience.

There are a number of specialty retailers in Europe. Southern European countries tend to have more dedicated organic food retailers than northern European countries. For example, in the UK , where we plan to introduce our products, Fresh & Wild is the leading chain of organic food shops. This chain was acquired by Austin-based Whole Foods Market. All Fresh & Wild stores are based in southern England. Planet Organic is the second leading British chain with several stores.

Other European countries have their own specialty food retailers and wholesalers.

Mainstream retailers representing supermarkets and big chain stores.

Mainstream retailers are becoming more proactive in offering organic products in Europe as consumers can find a wider assortment in this product category now.

Examples of mainstream retailers offering organic and other specialty foods are:

Tesco, the second largest retailer in Europe, has market share for organic food sales in the UK. Sainsbury's is another leading retailer in terms of organic and specialty food. Waitrose is a smaller retailer that offers assortment of organic and specialty foods. Carrefour is one of the largest retailers of organic foods in France and organic products are found in many of its hypermarkets. Auchan is the second largest French retailer of organic products. Tegut is another conventional supermarket that is marketing organic foods in Europe. Rewe and Edeka are the largest food retailers in Germany offering an assortment of specialty foods.

Specialty Foods Categories

We plan to identify the products which will be included in our portfolio from the following specialty food categories:

Organic food products

Organic foods are made according to certain production standards. Under organic production, the use of conventional non-organic pesticides, insecticides and herbicides is greatly restricted and saved as a last resort. However, contrary to popular belief, certain non-organic fertilizers are still used. In most countries, organic produce may not be genetically modified. It has been suggested that the application of nanotechnology to food and agriculture is a further technology that needs to be excluded from certified organic food. The Soil Association (UK) has been the first organic certifier to implement a nano-exclusion.

Organic food production is a heavily regulated industry. Currently, the European Union, the United States, Canada, Japan and many other countries require producers to obtain special certification in order to market food as "organic" within their borders. Most certifications allow some chemicals and pesticides to be used, so consumers should be aware of the standards for qualifying as "organic" in their respective locales.

Processed organic food usually contains only organic ingredients. If non-organic ingredients are present, at least a certain percentage of the food's total plant and animal ingredients must be organic and any non-organically produced ingredients are subject to various agricultural requirements. Foods claiming to be organic must be free of artificial food additives, and are often processed with fewer artificial methods, materials and conditions, such as chemical ripening, food irradiation, and genetically modified ingredients.

Early consumers interested in organic food would look for non-chemically treated, fresh or minimally processed food. For supermarket consumers, food production is not easily observable, and product labelling, like "certified organic", is relied on. Government regulations and third-party inspectors are looked to for assurance. A "certified organic" label is usually the only way for consumers to know that a processed product is "organic".

Functional food products

Functional foods - products which have health-promoting properties over and beyond their nutritional value - have become a significant food industry sector. Functional foods principally comprise fibre-, mineral- or vitamin-fortified breakfast cereals, probiotic yoghurts and yoghurt drinks, and cholesterol-lowering margarines and spreads. In recent years, use of the functional active ingredients in these foods has been extended, with cholesterol-lowering stanols and polysterols, and vitamins, being added to various products. The total functional foods market is still small.

Functional foods and drinks are targeted at various health-related conditions associated with old age; and the company’s management believes that the market may benefit from the ageing population. It may also benefit from the ongoing interest, not only among older persons but also among younger generations, in healthier eating.

In our management’s opinion this interest continues to be supported by the concerns over the obesity among adults and children. This situation is likely to continue to make health the major consideration of food and drink manufacturers, and the subject of the majority of their new product development work. Functional foods increasingly target concerns such as heart health, digestive health, energy levels, etc.

Food products for specific intolerances

Increased diagnosis of food sensitivities has given rise to this new market for food intolerance - or 'free-from'- products, although growth in sales has been held back by factors such as high prices, restricted distribution and lack of competition in some markets. We believe that innovation will drive this market forward, however, by the launch of new products with improved taste and texture, thus the market will represent a potentially lucrative one for manufacturers, retailers and service providers alike.

Gluten-free foods and beverages as including all commonly understood products falling within this broad category, such as foods and beverages completely free of ingredients derived from gluten-containing cereals: wheat (including kamut and spelt), barley, rye, oats and triticale, as well as the use of gluten as a food additive in the form of a flavoring, stabilizing or thickening agent; recommended amongst other things in the treatment of celiac disease and wheat allergy, irrespective of product packaging, formulation, size, or form.

Dietary needs food products

The relation of diet to health is one of many factors that influence food purchase decisions and, thus, the stimulus for developing new food products. The extent to which existing food products may be modified or new foods developed to meet dietary goals is subject to technologic and regulatory constraints. A commitment to ethical and responsible marketing strategies is essential to the evolution of food products for special dietary needs. Despite these complex restraints, many food products with altered nutrient or ingredient composition are currently available to consumers.  Consumers are becoming aware of the role of nutrition and specific food components in a healthful lifestyle. Food manufacturers are responding to this growing trend by offering more choices – low-fat, low-calorie, low-sodium, high-protein, high-fibre – to fit a wide range of dietary needs, preferences and tastes.

Low sodium foods

Concerns have grown that consumption levels of salt are well above those needed for nutritional purposes and that this can lead to adverse effects on health, in particular cardiovascular disease. Consumers are looking to reduce their salt intake, making salt reduction a priority for food manufacturers.

High fibre foods

The health benefits of fibre, the ‘forgotten nutrient’, playing important role in the food industry and the whole-grain trend. This will explore grain-processing technologies to modify the texture of whole-grain bread, in an attempt to make whole-grain products more accepted among consumers.

Low calorie foods

Low-calorie foods are typically identified as foods that contain less than 100 calories per serving. The Food and Drug Administration (“FDA”) regulates the food labelling processes in the United States, and states that in order for foods to be labelled as "low calorie," the food must not contain more than 40 calories for a given reference amount, except for sugar substitutes.

Eating a variety of low-calorie foods throughout the day can offset hunger and make it easier to stick with a low-calorie diet plan. Eating these foods as snacks, or as part of a meal each day, can improve overall health and in some cases, support weight loss efforts.

Competitors

The largest number of organic and specialty food and beverage companies are in Europe. There are thousands of companies involved in organic, functional and other specialty food production and distribution in Europe.

Many conventional food companies are involved in organic foods. Indeed, many sectors of the organic food industry are dominated by non-organic food companies. Most conventional food companies have come into the organic food industry by starting production lines of organic products. Some have entered by acquiring dedicated organic food companies. Such as Green & Black’s the leading organic chocolate brand in Europe, being bought by Cadbury Schweppes; Premier Foods acquired Cauldron Foods, a leading British organic vegetarian foods company.

There is large number of local European distributors, who are well established on local highly competitive market.  Many of North American distributors already successfully operate on European market as well, such as Tree of Life and others.

PLAN OF OPERATION

Short term goal (twelve-month period)

The two key elements of our short term plan are to create our initial portfolio of products we want to sell to the foreign market and do a test market of these products. Our plan of operation for the next twelve months will be focused on four major areas: Operations; Marketing; Research and Development; Financing.

Operations

1)
We plan to create a portfolio of grocery products by sourcing them through industry trade shows, directly contacting North American manufacturers, searching through food industry publications, ads and referrals. We are planning to start with two-three products in each of the following categories:

-	Natural and organic products (all-natural and heart healthy snack bars made with real ingredients like fruits and nuts, high quality organic chocolates, organic cereals, and energy bars).
-	Gluten free, wheat free, yeast free products (Gluten free cookies, crisps, baking mixes, cereals, spice blends, etc.)
-	Salt free or low sodium dietary products (low sodium, low fat, low calorie sauces, marinades, vinaigrettes, granolas, trial mixes, etc.)
-	Specialty gourmet products that carry uniquely American flavours (dry rubs and seasoning blends, barbeque sauces, marinades, etc.)

We plan to select these products based on the following criteria:

a)
Popularity. The company’s management believes that the most popular and successful brands amongst consumers in North America will have better chances to be accepted by the European consumer. We plan to identify these brands and choose several items from product lines which are, in our opinion, most popular in the North American market.

b)
Presence in EU. We plan to check if the brands we have identified are already available in European Market. We will concentrate our efforts on introduction of brands which are not widely available or known amongst European consumers.

c)
Market Saturation. Next we plan to compare chosen products to similar items in the same categories that are being sold in the European market. We believe that we may have better chances with introduction of the products in a less crowded product category.

d)
Profitability. The products included in our portfolio should be profitable. The pricing will be determined for each product based on the wholesale price, packaging, shipping, listing fees, brokerage fees, etc. We plan to negotiate the lowest possible wholesale price for our portfolio with product manufacturers. In addition we plan to ship the products in most efficient way in order to reduce shipping costs. The shipping costs depend on various factors, e.g. volume, transportation, delivery time, carrier. We plan to work out the logistics for each product once we finalize the portfolio of products.

We do not expect to reach profitability during the next twelve months and will rely on equity and debt financing to support our operations. It is a long-term plan for Ecochild to achieve profitable operations. There is no guarantee that we will be successful in our pursuit of profitability. If we won’t be able to sustain ourselves, we will have to cease our operations.

e)
EU Regulations Compliance. We plan to review the products we identified with regards to compliance with EU regulations. Our management believes that we have to choose the products that are the most compliant with the EU regulations for food importing or require the least resources to bring these products up to the standards acceptable by the EU.

2)
We will buy samples and small quantities of chosen products from vendors throughout the United States and ship them to our broker Segomo Limited for testing on the local market.  Segomo Limited will utilize their existing contacts to introduce the products to buyers at local grocery chains as well as to food service operators.

3)	Our company will create a list of perspective products based on feedback we will receive from our broker.
4)	We will obtain all the necessary information about prospective products we wish to include in our portfolio from the manufacturers for the purpose of developing a sale support system.
5)	Upon receiving a purchase order from Segomo Limited, Ecochild will place a trial order with chosen manufacturers or their distributors and fulfil it by shipping purchased goods to Segomo Limited.
6)
We will evaluate the consumer response to the introduced new products by working closely with Segomo Limited and deciding on whether to keep or adjust our product lines.  Then we will develop a more detailed plan of operations including types of products and next order volumes.

The European market is well developed and there is no shortage of particular products in any food category. We formed our business plan based on the average consumer behaviour, not on the shortage of any particular product. In our opinion, the consumer is always looking for new products to try in the same food category. We believe that a new brand from overseas, which has proven to be successful in its country of origin, has a chance to be successful in foreign markets. We are not taking into consideration the appeal of ethnic foods to various consumer groups. We will consider products based on their popularity amongst consumers in general.

Marketing

We plan to develop a strategic marketing plan by working together with Segomo Limited for generating product awareness in the areas we plan to introduce our products first. The marketing plan will cover the following:

1)
Active promotional program including in-store demonstrations and trial tastings, printing coupons and other promotional materials, educating buyers and other potential distributors on the products we carry.

2)	Public and media relations program in key markets.
3)	Sponsoring events, chef’s competitions by supplying our products to increase consumer awareness of brands that we represent.
4)	Actively promoting “Made in USA” brands by emphasizing quality and uniqueness of our products.

Research and development

We will continuously educate ourselves on the market trends and consumer preferences by attending industry Trade shows, participating in industry educational seminars, and networking events.

Financing

As of the date of this registration statement we have raised $35,000 from various private placements.   Management believes that we will have sufficient cash flow to meet our capital requirements for at least the next twelve months. Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Currently we do not have any employees. Our directors and officers oversee our company’s operations. Our President Galina Birca has committed to devote approximately 25% of her time to the company’s affairs, and our Chief Financial Officer Vladimir Enachi has committed to devote approximately 20% of his time to the company’s affairs. We plan to hire additional personnel, based on the activity level of our operations and product delivery requirements. In addition, to achieve our plans for future growth we will need to recruit, hire, train and retain other highly qualified sales and managerial personnel.

Long term goal (five-year period)

There are three key elements of our long term plan:

-	Expand our portfolio by diversifying our offerings with innovative new product line extensions, complementary products, and other gourmet food and beverage items.
-	Introduce new product categories including non food items such as natural and organic remedies, personal care products, household cleaning natural or organic solutions etc.
-	Expand selling territories, increase number of distributors and uncover new distribution channels.

Competition

The Company's business is subject to significant competition. The food industry is highly competitive and the European market is dominated by large multinational companies including among others Nestle, Kraft Foods, Mars, and Dirol Cadbury.  There are also a number of local competitors especially in the sauce and condiments product lines. Additionally, leading European grocery chains developed and actively promoting their private label of organic and functional foods. Multinational competitors have already established their brand name recognition on local market; they have significantly larger marketing personnel and cash resources than our Company. In addition, large competitors from the North America continue to introduce products into European market. Moreover, competition for shelf space in club and grocery stores is intense and poses great difficulty for smaller food companies and distributors.

Ecochild, Inc. will try to offer distinctive products, which address specific consumer needs.  We will target specific group of consumers who have special dietary needs and are looking for healthy organic and natural products. However these efforts do not guarantee that our company will be competitive, since existing large distributors have greater resources to adjust to current market trends.

DESCRIPTION OF PROPERTY

We do not hold ownership or leasehold interest in any property.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Executive Officers and Directors:

Name	Age	Position

Galina Birca	36	President, Chief Executive Officer, and Director

Vladimir Enachi	46	Chief Financial Officer, Secretary, Treasurer and Director

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Ecochild's affairs.

Galina Birca - President, C.E.O.

Mrs. Birca is our Company’s President and Chief Executive Officer and is directly responsible for the day to day operations of our company. Mrs. Birca has gained her knowledge and experience in the food distribution industry working as sale representative for a food distribution company Agros Trading (July, 2003-September, 2008). From October 2008 to present, Mrs. Birca has worked as an independent broker for food companies specializing in non perishable organic grocery items.

Mrs. Birca intends to devote approximately 25% of his business time to our affairs.

Vladimir Enachi – Secretary, C.F.O.

Mr. Vladimir Enachi has served as a director and Chief Financial Officer of the company since December 22, 2008. During the past five years Mr. Enachi was involved in sales and distribution of beer and other alcoholic beverages in Europe as an independent broker through Enachi & Partners. Mr. Enachi was instrumental in development of new distribution channels through mega retail chains and small independent retailers.

Mr. Enachi intends to devote approximately 20% of his business time to our affairs.

EXECUTIVE COMPENSATION

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year. The table below shows what we have paid to our directors since our inception on December 18, 2007 through July 31, 2009.

Summary Compensation Table

			Annual Compensation		Long Term Compensation
					Awards		Payouts
				Other	Restricted	Securities		All
Name and				Annual	Stock	Underlying	LTIP	Other
Principal	Period	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Position	Ended	($)	($)	($)	($)	SARs (#)	($)	($)

Galina Birca	11/01/08 to	0	0	1,000 (1)	0	0	0	0
President,	07/31/09
Chief Executive
Officer	12/18/07	0	0	0	0	0	0	0
(inception) to
10/31/08

Vladimir	11/01/08 to	0	0	0	0	0	0	0
Enachi	07/31/09

Chief Financial	12/18/07
Officer, Director	(inception) to	0	0	0	0	0	0	0
10/31/08

(1)   The company's president provides management services to the company as per unwritten arrangement with the company. These services include: overseeing daily operations; corresponding with customers, vendors, business partners, professional firms and regulatory authorities; identifying potential products for our portfolio; monitoring the company’s reporting and compliance activities. Starting on April 1, 2009, the company recorded $250 per month for management services. During the period ended July 31, 2009, the company incurred $1,000 in management fees.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Ecochild Inc. consists of 75,000,000 common shares, $0.001 par value.  Common Stock Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Ecochild, whether voluntary or involuntary, to share equally in the assets of Ecochild available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Ecochild’s  Articles  of Incorporation, on such terms and conditions and for such  consideration  as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Ecochild's common stock are entitled to dividends if declared by the Board of Directors out of funds legally available; therefore, Ecochild does not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.

Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Ecochild's  financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek quotation on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a quotation. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a quotation of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTC Bulletin Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The  following  table sets  forth the  ownership,  as of November 24,  2009, of our common  stock  by each  of our  directors,  and by all  executive  officers  and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of November 24, 2009, there were 9,625,000 common shares issued and outstanding.  To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

		Amount and
		Nature of
		Beneficial	Percent of
Title of Class	Name of Owner	Ownership	Class
		(1)	(%)

Common	Galina Birca,	3,000,000	31.17
	President, CEO

Common	Vladimir Enachi	3,000,000	31.17
	Secretary, CFO, Treasurer
	and Director

Common	All Officers and	6,000,000	62.34
	Directors as a Group that
	consists of two persons

                       (1)    Includes shares that could be obtained by the named individual within the next 60 days .

The percent of class is based on 9,625,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

The President of the Company provides management services to the Company. During the period ended July 31, 2009, management fees of $1,000 were charged to operations.

We have not entered into any transactions with our  officers, directors,  persons  nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve Ecochild.

Since inception, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against  such  liabilities  is asserted by one of our  directors, officers,  or controlling persons in connection with the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter has been  settled by controlling  precedent,  submit the question of whether such indemnification is against  public  policy to court of  appropriate  jurisdiction. We will then be governed by the court's decision.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this  prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration or offering  of the common  stock was  employed  on a  contingency basis, or had, or is to receive, in connection with the offering,  a substantial interest,  direct  or  indirect,  in the  registrant  or any of its  parents  or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Synergen Law Group, our legal counsel, has provided an opinion on the validity of our common stock.  We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

The financial statements included in this prospectus and the registration statement have been audited and reviewed by an independent registered accounting firm Ronald R. Chadwick, P.C.,  to the  extent  and for the  periods  set  forth in  their report appearing  elsewhere in this document and in the  registration statement  filed with the SEC,  and are  included  in reliance  upon such report  given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

FINANCIAL STATEMENTS

ECOCHILD INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

October 31, 2008

& July 31, 2009 (Unaudited)

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS’ EQUITY

NOTES TO FINANCIAL STATEMENTS

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Ecochild Inc.
Charlestown, Massachusetts

I have audited the accompanying balance sheets of Ecochild Inc. (a development stage company) as of October 31, 2008 and the related statements of operations, stockholders' equity and cash flows for the period from December 18, 2007 (inception) through October 31, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ecochild Inc. as of October 31, 2008 and the results of its operations and its cash flows for the period from December 18, 2007 (inception) through October 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado	/s/Ronald R. Chadwick, P.C.
September 3, 2009	RONALD R. CHADWICK, P.C.

ECOCHILD INC.
(A Development Stage Company)
BALANCE SHEET

	July 31,	October 31,
	2009	2008
	(Unaudited)	(Audited)
ASSETS

Current assets
Cash	$34,312	$344
Prepaid expenses	3,000	-
Total current assets	37,312	344

Security deposit	350	-
Total assets	$37,662	$344

LIABILITIES & STOCKHOLDERS’EQUITY
Current liabilities
Accounts payable and accrued liabilities	$9,615	$2,567
Due to related parties	1,000	-
Total current liabilities	10,615	2,567

Capital stock $0.001 par value;
75,000,000 shares authorized;
9,625,000 shares issued and outstanding (October 31, 2008 – Nil)	9,625	-
Additional paid in capital	25,375	-
Deficit accumulated during the development stage	(7,953)	(2,223)
Total Stockholders’ Equity	27,047	(2,223)
Total Liabilities and Stockholders’ Equity	$37,662	$344

The accompanying notes are an integral part of these financial statements

ECOCHILD INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

	Nine Months	December 18, 2007	December 18, 2007
	Ended	(Inception) Through	(Inception) Through
	July 31, 2009	October 31, 2008	July 31, 2009
	(Unaudited)		(Unaudited)

Sales	$9,850	$-	$9,850
Cost of goods sold	6,800	-	6,800
Gross profit	3,050	-	3,050

Expenses:
Accounting and audit fees	1,000	-	1,000
General and administrative	676	1,448	2,124
Management	1,000	-	1,000
Organization costs	-	775	775
Rent	1,913	-	1,913
Travel	4,191	-	4,191
	8,780	2,223	11,003
Income (loss) before provision for income tax	(5,730)	(2,223)	(7,953)

Provision for income tax	-	-	-
Net income (loss)	$ (5,730)	$ (2,223)	$ (7,953)
Net income (loss) per share	$ (0.01)	$ (0.00)
Weighted average number of common shares outstanding	3,776,099	-

The accompanying notes are an integral part of these financial statements

ECOCHILD INC.
 (A Development Stage Company)
STATEMENT OF CASH FLOWS

	Nine Months	December 18, 2007	December 18, 2007
	Ended	(Inception) Through	(Inception) Through
	July 31, 2009	October 31, 2008	July 31, 2009
	(Unaudited)		(Unaudited)

Cash Flows From Operating Activities:
Net income (loss)	$(5,730)	$(2,223)	$(7,953)

Adjustment to reconcile net income to net cash
provided by (used for) operating activities:
Prepaid expenses	(3,000)	-	(3,000)
Security deposit	(350)	-	(350)
Accounts payable and accrued liabilities	7,048	2,567	9,615
Accounts payable related parties	1,000	-	1,000
Net cash provided by (used for) operating activities	(1,032)	344	(688)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	35,000	-	35,000
Net cash provided by (used for) financing activities	35,000	-	35,000
Net Increase (Decrease) In Cash	33,968	-	34,312

Cash At The Beginning Of The Period	344	-	-

Cash At The End Of The Period	$34,312	$344	$34,312

Schedule Of Non-Cash Investing And Financing Activities

None

Supplemental Disclosure

Cash paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

ECOCHILD INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY

				Deficit
				Accumulated
				During the
	Common Shares		Paid In	Development
	Number	Par Value	Capital	Stage	Total

Balances, December 18, 2007	-	$-	$-	$-	$-

Net gain (loss) for the period ended October 31, 2008	-	-	-	(2,223)	(2,223)
Balances, October 31, 2008	-	-	-	(2,223)	(2,223)

Issued for cash:
Common stock April, 2009 – at $0.001	6,000,000	6,000	-	-	6,000
Common stock July, 2009 – at $0.008	3,625,000	3,625	25,375	-	29,000
Net gain (loss) for the period ended July 31, 2009	-	-	-	(5,730)	(5,730)
Balances, July 31, 2009 - Unaudited	9,625,000	$9,625	$25,375	$(7,953)	$27,047

The accompanying notes are an integral part of these financial statements

ECOCHILD INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2008 and July 31, 2009 (Unaudited)

Note 1	Nature and Continuance of Operations

Organization
Ecochild Inc. (the “Company” or “Ecochild”) is a Nevada corporation in the development stage and has minimal operations. The Company was incorporated under the laws of the State of Nevada on December 18, 2007.  The proposed business plan of the Company is to sell and distribute organic food products.

Going Concern
These financial statements have been prepared on a going concern basis.  The Company had a working capital at October 31, 2008 of $2,193, and has an accumulated deficit of $7,953 since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern.  The Company to date has funded its initial operations through the issuance of 9,625,000 shares of capital stock for the net proceeds of $35,000 and revenue from sales of $9,850. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances.  These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2	Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company complies with Financial Accounting Standard Board Statement (“FAS”) No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

ECOCHILD INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2008 and July 31, 2009 (Unaudited)

Revenue Recognition

The Company is in the development stage and has yet to realize material revenues from operations.  Once Ecochild has commenced full operations, it will recognize revenue when the sale and/or distribution of food products is complete, risk of loss and title to the food products have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by its customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.  Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons.  These incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the periods.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the nine months ended July 31, 2009, and year ended October 31, 2008.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).  Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  Ecochild establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

At October 31, 2008 the Company had a net operating loss carryforward of approximately $2,200 which begins to expire in 2029. The deferred tax asset of approximately $440 created by the net operating loss has been offset by a 100% valuation allowance. The change in the valuation allowance in 2008 was $440.

ECOCHILD INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2008 and July 31, 2009 (Unaudited)

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods.  Considerable judgment is required in estimating fair value.  Accordingly, the estimates of fair value may not be indicative of the amounts Ecochild could realize in a current market exchange.  As of July 31, 2009 and October 31, 2008, the carrying value of the Company’s financial instruments approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment of Disposal of Long-lived Assets,” which was adopted effective January 1, 2002.  Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value. For the period ended July 31, 2009, and year ended October 31, 2008, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Advertising and Promotion

The Company expenses all advertising and promotion costs as incurred. The Company did not incur advertising and promotion costs for the period ended July 31, 2009 and year ended October 31, 2008.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

ECOCHILD INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2008 and July 31, 2009 (Unaudited)

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Note 3	Capital Stock

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the nine-month period ended July 31, 2009, the Company issued:

a)	6,000,000 shares of common stock at $0.001 per share to its directors for total proceeds of $6,000; and

b)	3,625,000 shares of common stock at $0.008 per share for total proceeds of $29,000.

To July 31, 2009, the Company has not granted any stock options or recorded any stock-based compensation.

Note 4	Related Party Transactions

The President of the Company provides management services to the Company. During the nine months ended July 31, 2009, management services of $1,000 (October 31, 2008 - $Nil) were charged to operations. As at July 31, 2009 the Company owed $1,000 for management fees.

Note 5	Recent Accounting Pronouncements

On December 4, 2007, the FASB issued FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS No. 160”).  SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity.  The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement.  SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest.  In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated.  Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date.  SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest.

ECOCHILD INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2008 and July 31, 2009 (Unaudited)

SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Earlier adoption is prohibited.  The management of Ecochild does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”).  SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how:  (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Specifically, SFAS No. 161 requires:

-	disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
-	disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
-	disclosure of information about credit-risk-related contingent features; and
-	cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  Earlier application is encouraged.  The management of Ecochild does not expect the adoption of this pronouncement to have a material impact on its financial statements.

On May 9, 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities.

Prior to the issuance of SFAS No. 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards (“SAS”) No. 69, “The Meaning of Present Fairly in Conformity with Generally Accept Accounting Principles.”  SAS No. 69 has been criticized because it is directed to the auditor rather than the entity.  SFAS No. 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not the auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

The sources of accounting principles that are generally accepted are categorized in descending order as follows:

ECOCHILD INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2008 and July 31, 2009 (Unaudited)

a)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting                                 Oversight Board amendment to its authoritative literature.  It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities.  The management of Ecochild does not expect the adoption of this pronouncement to have a material impact on its financial statements.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”).  SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities.  It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency.  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.”  That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

ECOCHILD INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2008 and July 31, 2009 (Unaudited)

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities.  Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163.  Except for those disclosures, earlier application is not permitted.  Management of Ecochild does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 22, 2009, the FASB issued FASB Statement No. 164, “Not-for-Profit Entities: Mergers and Acquisitions” (“SFAS No. 164”).  Statement 164 is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

a.	Determines whether a combination is a merger for an acquisition.
b.	Applies the carryover method in accounting for a merger.
c.	Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities the acquirer is.
d.	Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement No. 142, Goodwill and Other Intangible Assets, to make it fully applicable to not-for-profit entities.

Statement 164 is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited.  The management of Ecochild does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 28, 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (“SFAS No. 165”).  Statement 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, Statement 165 provides:

1.       The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.
2.       The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.
3.       The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The management of Ecochild does not expect the adoption of this pronouncement to have material impact on its financial statements.

PROSPECTUS

Ecochild Inc.

3,625,000 Shares of Common Stock

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

Until ___________, 2009, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.62
Transfer Agent Fees	$800.00
Accounting fees and expenses	$4,500.00
Legal fees and expenses	$5,600.00
Edgar filing fees	$1,000.00

Total:	$11,901.62

All amounts are estimates other than the Commission's registration fee

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not  prohibited by Nevada law;  provided,  however,  that we may modify the  extent of such  indemnification  by  individual  contracts  with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding  (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  by  reason  of the fact  that he is or was our  director  or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding,  promptly  following  request.  This advanced of  expenses  is to be made upon  receipt of an  undertaking  by or on behalf of such person to repay said amounts  should it be ultimately  determined that  the  person  was not  entitled  to be  indemnified  under  our  bylaws  or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative,  if a  determination  is reasonably and promptly made: (a) by the board of directors by a majority  vote of a quorum  consisting  of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even  if  obtainable,  a  quorum  of  disinterested  directors  so  directs,  by independent  legal  counsel in a written  opinion,  that the facts  known to the decision-making   party   at the time  such  determination  is made  demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests. We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ISSUANCES OF UNREGISTERED SECURITIES

We completed an offering of 6,000,000 shares of our common stock at a price of $0.001 per share to our directors Galina Birca (3,000,000) and Vladimir Enachi (3,000,000), on April 21, 2009.  The total amount received from this offering was $6,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 3,625,000 shares of common stock at a price of $0.008 per share to a total of 29 purchasers on July 31, 2009.  The total amount received from this offering was $29,000. We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares

Vera Bulbas	125,000
Viorica Barbaneagra	125,000
Maria Bectoras	125,000
Maria Burenta	125,000
Mihai Cosciug	125,000
Diana Donici	125,000
Lucia Gaiduc	125,000
Silvia Glodeanu	125,000
Nicolae Lapteacru	125,000
Lilia Livadaru	125,000
Raisa Melnic	125,000
Evghenia Morosanu	125,000
Raisa Munteanu	125,000
Maria Nanu	125,000
Maria Negara	125,000
Natalia Negura	125,000
Sofia Novac	125,000
Vera Pavel	125,000
Liliana Plugaru	125,000
Raisa Puscasu	125,000
Ivan Rotari	125,000
Ana Saitan	125,000
Tatiana Samotchi	125,000
Larisa Schirca	125,000
Alexandru Soltoianu	125,000
Nina Suceveanu	125,000
Lidia Ticu	125,000
Elena Tugui	125,000
Nadejda Ungureanu	125,000

The offer and sale of all Shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act. The Investor acknowledged the following: Subscriber is not a United States Person, nor is the Subscriber acquiring the Shares directly or indirectly for the account or benefit of a United States Person. None of the funds used by the Subscriber to purchase the Units have been obtained from United States Persons. For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

EXHIBITS

Exhibit
Number	Description

3.1	Articles of Incorporation*
3.2	Bylaws*
4.2	Subscription Agreement**
5.1	Legal Opinion of Synergen Law Group with consent to use*
10.1	Brokerage Agreement*
23.1	Consent of Independent Registered Accounting Firm

*	- filed as an exhibit to our registration statement on Form S-1 filed on September 16, 2009
**	- filed as an exhibit to our registration statement on Form S-1/A filed on October 30, 2009

UNDERTAKINGS
The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
reflect in the prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth  in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which was  registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of prospectus  filed with the commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in the volume and price represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.     That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to    such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted  to our directors, officers and controlling persons pursuant to the provisions  above,  or otherwise,  we have been advised that in the opinion of the  Securities  and Exchange  Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, on November 24, 2009.

ECOCHILD INC.

By:	/s/ Galina Birca
Galina Birca
President, Chief Executive Officer (Principal Executive Officer) and Director

By:	/s/ Vladimir Enachi
Vladimir Enachi
Secretary, Chief Financial Officer (Principal Accounting Officer) and Director

POWER OF ATTORNEY

We, the undersigned officers and Directors of  Ecochild Inc., hereby severally constitute and appoint Galina Birca and Vladimir Enachi, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Galina Birca	President, CEO and Director	November 24, 2009
Galina Birca
/s/Vladimir Enachi	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director	November 24, 2009
Vladimir Enachi